UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported):    March 23, 2005

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Dec '04	Jan '05	Feb '05
Process Management	+15 to +20	+10 to +15	+10 to +15
Industrial Automation	+10 to +15	+10 to +15	+10 to +15
Network Power	+5 to +10	+5	+5 to +10
Climate Technologies	0 to +5	+5 to +10	+5 to +10
Appliance and Tools	0 to +5	+5	+5
Total Emerson	+5 to +10	+5 to +10	+5 to +10

February 2005 Order Comments:

Orders stayed solid, led by strength in Process Management and Industrial Automation and increases in Network Power. Orders reflect strong demand in emerging markets, particularly Asia and Latin America, and solid demand in the United States. Favorable currency exchange rates contributed 1.5 percentage points of the total +5 to +10% increase.

Process Management experienced strong orders in measurement, valves, flow, and power & water solutions, with strength in emerging markets.

Overall orders in Industrial Automation were strong led by continued capital spending and industrial demand in North America.

Increased Network Power orders were driven by strength in the systems business.

Orders for Climate Technologies were impacted by increases in U.S. demand which were partially offset by weakness in Asia and Europe.

Appliance and Tools segment orders were led by strength in the storage business and mixed results in the motors, appliance and tools businesses.

Upcoming Investor Events

On Tuesday May 3, 2005 Emerson will issue the Company’s second quarter 2005 results. Emerson senior management will discuss the results during an investor conference call that will be held the same day. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate web site as they occur.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 23, 2005	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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